NEWS
Organic To Go Announces Plan to Deregister With the SEC
Conference Call Scheduled for Monday, March 2, 2009 at 10:00am PST

SEATTLE, Wash, February 26, 2009  — Organic To GoTM (OTCBB: OTGO) announced today that on March 20, 2009 it intends to file a Form 15 with the Securities and Exchange Commission (SEC) to deregister its common stock and terminate its reporting obligations under the Securities Exchange Act of 1934, as amended.

Upon the filing of the Form 15, the Company’s obligation to file certain reports and forms with the SEC, including Forms 10-K, 10-Q and 8-K, will immediately cease.  In addition, the Company’s shares will no longer be listed on the Over The Counter Bulletin Board.

Jason R. Brown, CEO, said that, “After thoroughly evaluating and discussing the options before us, the Company’s Board of Directors has determined that the financial costs associated with the increasing regulatory requirements of a public company are currently an excessive burden.  The Board has concluded that during these challenging economic times, the Company and its stockholders will be better served by applying its financial resources to continue to support and execute the Company’s business plan.  This will ultimately allow us to more fully capitalize on the significant long-term growth potential of the organic foodservice market and the Organic To Go business model. The Board believes that by taking these measures, it will provide the Company additional resources to execute its strategic plans and optimize the Company’s potential -- allowing Organic To Go, when the macro economic climate and overall economy improve, to once again actively seek to maximize its growth.”

The Company anticipates that its shares will be traded over the counter on the “Pink Sheets,” but can make no assurances that any broker will make a market in the Company’s common stock.  The Pink Sheets is a centralized quotation service that collects and publishes market maker quotes in real time, primarily through its web site, http://www.pinksheets.com/.  The Company intends to continue to report to it’s stockholders in accordance with Delaware law.  In addition, the Company presently intends to report its quarterly financial results on its website as well as in press releases.

CONFERENCE CALL
Jason R. Brown, CEO, will host a conference call on Monday, March 2nd at 10:00am PST to discuss today’s announcement.  Shareholders and other interested parties may participate in the conference call by dialing (877) 407-0782 or (International) (201) 689-8567 a few minutes before 10:00am PST on March 2, 2009.  The call is being webcast by Vcall and can be accessed at www.organictogo.com/merger.cfm.  Investors can also access the webcast at www.InvestorCalendar.com.  The webcast will be available for replay through May 02, 2009. A replay of the conference call will be accessible until April 2, 2009 by dialing 877-660-6853 and entering the Account #286 and the Conference ID # 314462.

About Organic To Go
Based in Seattle, Organic To Go is the nation’s first fast casual café chain to be certified organic by the USDA with locations in Seattle, Los Angeles, San Diego and the Washington, DC metropolitan area. Organic To Go’s delicious organic food is currently available in more than 170 locations including 33 cafés, more than 120 wholesale locations, 15 universities, 9 locations at Los Angeles International Airport and one franchise café scheduled to open soon at the San Diego International Airport. The company’s multi-channel business model includes Retail, Corporate Catering and Wholesale operations. Organic To Go’s mission is to become the leading branded provider of certified organic and natural, soups, salads, sandwiches, pizzas, entrees and other food products to corporate, university and other institutional customers in selected urban areas nationwide. All Organic To Go fare is always natural, free of harmful chemicals and created with care. For more information, visit www.organictogo.com.

This press release includes statements that may constitute "forward-looking" statements.  Forward-looking statements include statements that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words “estimate,” “project,” “intend,” “forecast,” “anticipate,” “plan,” “planning,” “expect,” “believe,” “will,” “will likely,” “should,” “could,” “would,” “may”  or words or expressions of similar meaning.  Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Factors that would cause or contribute to such differences include, but are not limited to, acceptance of the company's current and future products and services in the marketplace, the ability of the company to develop effective new products and receive regulatory approvals of such products, competitive factors, dependence upon third-party vendors, and other risks detailed in the company's periodic report filings with the Securities and Exchange Commission.  By making these forward-looking statements, the company undertakes no obligation to update these statements for revisions or changes after the date of this release.

IR Contact:
Terri MacInnis, Dir. of I.R., Bibicoff + MacInnis, Inc.
terri@bibimac.com    818.379.8500